1
          1

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                             OPTEK TECHNOLOGY, INC.
                              1215 West Crosby Road
                            Carrollton, Texas  75006

                            To Be Held March 19, 1997

      Notice is hereby given that the Annual Meeting of Stockholders of Optek Technology, Inc. will be held on Wednesday, March 19, 1997, at 10:00 a.m., Dallas, Texas time at the offices of the Company, 1215 West Crosby Road, Carrollton, Texas 75006, for the following purposes:

       1.To elect a Board of Directors of six (6) persons as nominated in the accompanying Proxy Statement, such Directors to hold office until the next annual meeting of stockholders and until their successors are elected;

       2. To approve a Directors' Formula Compensation Plan for non-employee Directors of Optek Technology, Inc.; and

       3.To transact such procedural matters as may properly be brought before the meeting or any adjournment or adjournments thereof.

      Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

     The Board of Directors has fixed January 20, 1997 as the date for taking of a record of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed.

      Enclosed is a form of Proxy solicited by the Board of Directors of the Company. Stockholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.


                       BY ORDER OF THE BOARD OF DIRECTORS




                                THOMAS R. FILESI
                     President and Chief Executive Officer






Carrollton, Texas
January 20, 1997

                             OPTEK TECHNOLOGY, INC.
                              1215 West Crosby Road
                            Carrollton, Texas  75006

                                 PROXY STATEMENT
                     Solicitation by the Board of Directors
                        of Proxies from Stockholders for
                       the Annual Meeting of Stockholders
                          to be held on March 19, 1997

      The Board of Directors of Optek Technology, Inc. (hereinafter called "Optek" or the "Company") solicits your proxy in the enclosed form, which you are requested to fill out, sign as indicated and return to the Company in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. The approximate day on which this Proxy Statement and form of proxy will be sent to security holders is February 10, 1997.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date. Any written revocation may be delivered in person or mailed to the Company at the address set out above. A stockholder who attends the Annual Meeting in person may revoke his proxy at the Annual Meeting and vote in person if he so desires.

      Proxies are being solicited by mail and all expenses of solicitation have been or will be borne by the Company.

     January 20, 1997 has been fixed as the date of record for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. At the close of business on that date, 3,965,495 shares of Common Stock, par value $0.01 per share (the "Common Stock"), were issued and outstanding, each share entitling the holder thereof to one vote. Cumulative voting in the election of Directors is not allowed.

     The presence, in person or by proxy, of record holders of a majority of the shares of Common Stock outstanding as of the date of record constitutes a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Because Directors are elected by a plurality of the votes cast by stockholders, abstentions and broker non-votes are not counted and have no effect in determining which candidates have received the highest number of votes and are elected, except in affecting the total number of votes cast for a nominee. The vote of a majority of the shares represented at the meeting is required to approve the Directors' Formula Compensation Plan; therefore, an abstention or non-vote will have the same effect as a vote against the Plan. Under certain circumstances, if you do not exercise the voting rights of stock in which you hold a beneficial interest, those shares might be voted by the record holder.

      All shares of the Company's Common Stock represented by proxies received in time and in proper form and condition and not revoked will be voted as specified in the proxy, or in the absence of specific direction, the proxy will be voted by the person designated therein:

       1.FOR the election as Directors of the Company of the six (6) nominees named below to hold office until the next annual meeting of stockholders and until their respective successors shall be duly elected. In the event any of such nominees becomes unable to serve as a Director, the proxies will be voted in accordance with the best judgment of the person acting under it.

       2.FOR the approval of the Directors' Formula Compensation Plan as approved by the Board of Directors.

     The management knows of no other matters to be submitted to the 1997 Annual Meeting with respect to which the stockholders are entitled to vote, but if other procedural matters do properly come before the meeting, the persons named in the proxy will vote according to the best judgment of the appointed proxy.

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the Company's Common Stock held at January 20, 1997 by (i) each stockholder known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, nominees for Director and executive officers named in the "Executive Compensation" section of this statement, and (iii) all executive officers and Directors as a group. So far as is known to the Company, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

                     Number    Percent                 Percen
                       of        age    Number of       tage
Name and Address    Outstand      of     Shares    (2    of
                       ing     Outstan  Beneficia  )   Benefi
                     Shares      ding   lly Owned       cial
                      Owned     Shares                 Owners
                                                         hip
                                                         (3)
                                                   <C
                                                   >

First        Source         0         0 3,150,000  (4    44.3%
Financial, Inc.                                    )
   2850 W. Golf Rd.,
5th Floor
   Rolling Meadows,
IL  60008

Allstate Insurance   1,028,23     25.9% 1,028,230        25.9%
Company                     0
     Allstate  Plaza
North E-5
   Northbrook, IL
60062

James D. Crownover    282,602      7.1%   282,602         7.1%
   P.O. Box 7812
   Horseshoe Bay,
TX  78657

Thomas R. Filesi      201,000      5.1%   358,833  (5     8.7%
      1180   Emerald                               )
Sound Blvd.
   Oak Point, TX
75068

Grant A. Dove          10,800         *   206,601  (6     5.0%
      15301   Dallas                               )
Parkway, Suite 840
   Dallas, TX
75248

Michael E. Cahr        15,500         *    43,000  (7     1.1%
                                                   )

William H.              4,500         *     8,000  (8        *
Daughtrey, Jr.                                     )

Rodes Ennis            16,100         *    43,600  (9     1.1%
                                                   )

Wayne Stevenson             -         *    15,750  (1        *
                                                   0)

William J.                450         *       450            *
Collinsworth

Richard G. Dahlberg     2,423         *    37,755  (1        *
                                                   1)

Thomas S. Garrett      46,666      1.2%    92,331  (1     2.3%
                                                   2)

Robert J. Kosobucki     5,333         *    14,665  (1        *
                                                   3)

All executive
officers and          302,772         *   820,985  (1    18.3%
  Directors as a                                   4)
group (10 persons)

------------------------------------------
*  Less than 1%.

     (1)Includes only shares of Common Stock actually issued and outstanding, and not shares issuable upon exercise of options, warrants or other rights to acquire common stock.

     (2)Includes shares of Common Stock not outstanding which are subject to rights to acquire shares exercisable or to become exercisable within 60 days of the date of this statement.

     (3)Shares of Common Stock not outstanding which are subject to rights exercisable or to become exercisable within 60 days of the date of this statement are deemed to be outstanding for the purpose of computing the percentage of beneficial ownership with respect to the holder of such rights, but are not deemed to be outstanding for the purpose of computing the percentage of any other person..

     (4)Consists of 3,150,000 shares which may be acquired at any time prior to October 31, 1998 upon exercise of a Warrant at an exercise price of $0.50 per share. The exercise price is subject to adjustment in the event the Company fails to meet certain cumulative performance criteria. The exercise price and number of shares are also subject to adjustment upon the occurrence of certain events in order to address dilution.

     (5)Includes 36,000 shares issuable pursuant to Incentive Stock Options at a price of $2.31 per share. Also includes 8,500 shares exercisable at a price of $2.125 per share, 100,000 shares exercisable at a price of $0.19 per share, 10,000 shares exercisable at a price of $6.05 per share and 3,333 shares to become exercisable at a price of $11.969 per share on March 19, 1997 pursuant to options issued under the Company's Long-Term Stock Investment Plan. Mr. Filesi is President and Chief Executive Officer and a Director of the Company.

     (6)Includes 10,000 shares purchasable at a price of $1.53 per share pursuant to warrants issued to the Company's non-employee Directors and 3,500 shares exercisable at a price of $2.11 per share and 3,500 shares exercisable at a price of $1.04 per share pursuant to options awarded under the Company's Directors' Formula Award Plan. Also includes 8,759 shares purchasable at a price of $1.11 per share, 38,462 shares purchasable at a price of $0.65 per share and 131,580 shares purchasable at a price of $0.19 per share, all issuable pursuant to warrants issued for services performed by Mr. Dove as Chairman of the Board during the fiscal quarters ended April 30, 1993, July 31, 1993 and October 29, 1993. Mr. Dove is Chairman of the Board and a Director of the Company.

     (7)Includes 10,000 shares purchasable at a price of $1.53 per share pursuant to warrants issued to the Company's non-employee Directors and 3,500 shares exercisable at a price of $2.11 per share, 3,500 shares exercisable at a price of $1.04 per share, 3,500 shares exercisable at a price of $0.44 per share, 3,500 shares exercisable at a price of $1.83 per share, and 3,500 shares which will become exercisable at a price of $11.97 per share after the 1997 annual meeting pursuant to options awarded under the Company's Directors' Formula Award Plan. Also includes 5,500 shares owned of record by Mr. Cahr's wife of which Mr. Cahr may be deemed the beneficial owner. Mr. Cahr is a Director of the Company.

     (8)Includes 3,500 shares which will become exercisable at a price of $11.97 per share after the 1997 annual meeting pursuant to options awarded under the Company's Directors' Formula Award Plan. Mr. Daughtrey is a Director of the Company.

     (9)Includes 10,000 shares purchasable at a price of $1.53 per share pursuant to warrants issued to the Company's non-employee Directors and 3,500 shares exercisable at a price of $2.11 per share, 3,500 shares exercisable at a price of $1.04 per share, 3,500 shares exercisable at a price of $0.44 per share, 3,500 shares exercisable at a price of $1.83 per share and 3,500 shares which will become exercisable at a price of $11.97 per share after the 1997 annual meeting pursuant to options awarded under the Company's Directors' Formula Award Plan. Mr. Ennis is a Director of the Company.

     (10)Includes 1,750 shares exercisable at a price of $2.18 per share pursuant to the Company's Long-Term Stock Investment Plan and 3,500 shares exercisable at a price of $1.04 per share, 3,500 shares exercisable at a price of $0.44 per share, 3,500 shares exercisable at a price of $1.83 per share and 3,500 shares which will become exercisable at a price of $11.97 per share after the 1997 annual meeting pursuant to options awarded under the Company's Directors' Formula Award Plan. Mr. Stevenson is a Director of the Company.

     (11)Includes 26,000 shares exercisable at a price of $0.19 per share, 6,666 shares exercisable at a price of $6.05 per share, and 2,666 shares to become exercisable at a price of $11.97 per share on March 19, 1997 pursuant to options issued under the Company's Long-Term Stock Investment Plan. Mr. Dahlberg is Vice President, Engineering of the Company.

     (12)Includes 10,000 shares issuable pursuant to Incentive Stock Options presently exercisable at a price of $1.65 per share. Also includes 3,000 shares exercisable at a price of $2.125 per share, 23,333 shares exercisable at a price of $0.19 per share, 6,666 shares exercisable at a price of $6.05 per share and 2,666 shares to become exercisable at a price of $11.97 per share on March 19, 1997 pursuant to options issued under the Company's Long Term Stock Investment Plan. Mr. Garrett is Vice President, Operations of the Company.

     (13)Includes 6,666 shares exercisable at a price of $6.05 per share and 2,666 shares to become exercisable at a price of $11.97 per share on March 19, 1997. Mr. Kosobucki is Vice President, Worldwide Sales and Marketing of the Company.

     (14)Includes 248,162 shares which may be acquired upon exercise of employee stock options presently exercisable or which will become exercisable on or before March 19, 1997, 91,250 shares presently purchasable or which will become purchasable after the 1997 annual meeting of stockholders pursuant to warrants and options issued to the Company's non-employee Directors, and 178,801 shares issuable pursuant to warrants issued for services rendered.

Compliance With Section 16(a) of the Exchange Act.

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and upon written representations received by the Company, the following persons were all Directors, executive officers or beneficial owners of more than 10 percent of the Company's Common Stock during fiscal 1996 who failed to file any such report on a timely basis, and the following table summarizes the timeliness of all reports filed by them during that fiscal year:

                                      Reports Filed             .
                Tim    1-5      Over 5
                ely    Days   Days Late
                       Late
Thomas      R.   1                1
Filesi
William     H.   4      2
Daughtrey, Jr.
William     J.   1      1
Collinsworth
Richard     G.   3      1
Dahlberg
Thomas      S.   1                1
Garrett
Robert      J.   2                1
Kosobucki

Based thereon, none of such persons failed to file any report under Section 16(a) of the Exchange Act with respect to the Company's most recent fiscal year.

                      ELECTION OF DIRECTORS AND INFORMATION
                AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      At the 1997 Annual Meeting, the stockholders of the Company will elect six
(6) directors, in each case to hold office until the next Annual Meeting and until their respective successors shall be duly elected. To be elected a Director, each nominee must receive a plurality of all votes cast at the meeting. There will be submitted by the Board of Directors to the 1997 Annual Meeting for election as Directors the following six (6) nominees:


               Grant A. Dove
               Thomas R. Filesi
               Michael E. Cahr
               William H. Daughtrey, Jr.
               Rodes Ennis
               Wayne Stevenson

All of the nominees are now Directors of the Company and were elected to their present terms of office at the Annual Meeting of Stockholders in March 1996. Certain information concerning each of these nominees is set forth below. In the event any of the nominees becomes unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the person acting under it; however, no circumstances are at present known which would render any nominee unavailable.

     The Directors and executive officers of the Company are as follows:

Name          Ag             Position
               e
              <C
              >
Grant A. Dove 68  Director and Chairman of the
                  Board
Thomas     R. 61  Director, President and Chief
Filesi            Executive Officer
Michael    E. 56  Director
Cahr
William    H. 56  Director
Daughtrey
Rodes Ennis   61  Director
Wayne         61  Director
Stevenson
William    J. 46  Vice President, Finance and
Collinsworth      Chief Financial Officer
Richard    G. 43  Vice President, Engineering
Dahlberg
Thomas     S. 50  Vice President, Operations
Garrett
Robert     J. 45  Vice President, Worldwide
Kosobucki         Sales and Marketing

     Mr. Dove was elected a Director of the Company in July 1989 and Chairman of the Board in March 1993. He is currently a managing partner of Technology
Strategies & Alliance, a strategic planning and investment banking firm. He spent 28 years with Texas Instruments, retiring in 1987 as Executive Vice President. He then served as Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corporation ("MCC"), a research and development consortium, retiring in 1992. He currently serves on the boards of the Cooper Cameron Corporation, a public company engaged in oilfield services; U.S. WEST, Inc., a public company engaged in telecommunications; Control Data Systems, Inc., a public corporation engaged in computer systems integration and Intervoice, Inc., a public company engaged in telecommunications equipment and software sales. Mr. Dove received his Bachelor of Science in Electrical Engineering from Virginia Polytechnic Institute.

      Mr. Filesi became President and a Director of the Company in April 1991. Before joining Optek, he was with Motorola, Inc. Semiconductor Products Sector in Phoenix, Arizona and Austin, Texas, completing his tenure there as Director of Manufacturing, RF Products. In 1996, he received the Entrepreneur of the Year Award in the Turnaround Category for the Southwest Region. He received a Bachelor of Science degree in Chemical Engineering from Johns Hopkins University and did graduate studies in Management Science at Johns Hopkins and Arizona State.

      Mr. Cahr was elected a Director of the Company in August 1988. He is President and Chief Executive Officer of Allscrips Pharmaceuticals, Inc., a private company engaged in the sale of prepackaged pharmaceuticals, having served in that capacity since January 1995. Until late 1994 he was Manager of Venture Capital at Allstate Venture Capital in Northbrook, Illinois, having been with Allstate since 1987. Mr. Cahr received a Bachelor of Arts from Colgate University and a Master of Business Administration from Fairleigh Dickinson University.

      Mr. Daughtrey was elected a Director of the Company in March 1992. Mr. Daughtrey is currently President of Princeton Associates, Inc., a management consulting firm. Prior to founding Princeton Associates, Inc. in January 1991, he was Group Managing Partner for Virginia/Maryland Management Consulting
Services at Coopers & Lybrand, Richmond, Virginia from December 1984. On September 1, 1995, JGB Industries, Inc., a company for which Mr. Daughtrey had formerly served as interim President and Chief Executive Officer, filed for protection under Chapter 11 of the Bankruptcy Code. He received a Bachelor of Science in Physics and a Master of Science in Nuclear Physics from Virginia Polytechnic Institute and a Master of Business Administration in Finance from the University of Connecticut.

      Mr. Ennis was elected a Director of the Company in February 1987. Mr. Ennis acts as a general management consultant and formerly served as President of the Journeys and Hardy Divisions of Genesco, Inc. from March 1990 to December 1992, having served as President of the Journeys Division of Genesco, Inc. since November 1988. Mr. Ennis is a certified public accountant and received a Bachelor of Science degree in accounting from Bowling Green College of Commerce. He currently serves as a Director of Tread Corporation.

     Mr. Stevenson was elected a Director of the Company in September 1992. Mr. Stevenson is the Chairman and Chief Executive Officer of CSI Control Systems
International, Inc. located in Carrollton, Texas, a firm engaged in the manufacture and installation of environmental controls for the commercial market, a position he has held since 1986. Mr. Stevenson received a Bachelor of Science in Chemical Engineering from Louisiana Tech and is a registered professional engineer in Texas and Louisiana.

      Mr. Collinsworth joined the Company as Vice President, Finance, and Chief Financial Officer in October 1996. Prior to his employment by the Company, and from 1991, he was a financial consultant specializing in start-up and troubled companies. In that role, he worked with several private companies and also served as interim Chief Operating Officer and Chief Financial Officer for Intellicall, Inc. from April 1992 to September 1993 and Chief Financial Officer for Value Added Communications, Inc. ("VAC") from June 1994 to October 1994. In November 1995, VAC filed for protection under Chapter 11 of the Bankruptcy Code. Mr. Collinsworth is a certified Public Accountant and received a Bachelor of Business Administration from the University of North Texas.

      Mr. Dahlberg was elected Vice President, Engineering in March 1994. Mr. Dahlberg has been employed by the Company since 1983 and has served in various engineering capacities. He received a Bachelor of Science degree in Electrical Engineering from Texas Tech University and is a Registered Professional Engineer in the State of Texas.

      Mr. Garrett joined the Company in October 1991 as Vice President, Operations. In April 1988 he founded Garrett Consulting Group and was President of that firm until December 1990, at which time it merged with Northwest Technology Group, Inc. These companies provided comprehensive consulting services to the micro-electronics and other high technology related industries. Mr. Garrett received a Bachelor of Arts in Chemistry from Lamar University and he has completed studies toward a Master of Science in Industrial Economics and Management.

      Mr. Kosobucki joined the Company as Vice President, Worldwide Sales and Marketing in July 1995. Prior to his employment by Optek, he served in various strategic marketing and sales capacities for Summagraphics Corp. from 1991, serving during that time as a Vice President, Senior Vice President and finally, Director of Strategic Sales and Product Marketing. Mr. Kosobucki received a
Bachelor of Science in Electrical Engineering from Cornell University and a Master of Business Administration from the University of Michigan. He is a Registered Professional Engineer in the State of New York.

      Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board, subject to contractual rights. There is no family relationship between any Director, nominee for Director or executive officer of the Company.

      The Company's Board of Directors has appointed a Compensation Committee, composed of the non-employee Directors Cahr, Ennis and Stevenson; an Audit Committee, composed of the non-employee Directors Ennis, Daughtrey and Stevenson; and a Board Affairs Committee composed of the non-employee Directors Daughtrey, Cahr and Stevenson. The Compensation Committee administers the Company's employee benefit plans and sets executive compensation. The Audit Committee has been appointed to review the Company's financial statements and its relationship with its independent auditors. The Board Affairs Committee selects nominees for the Board of Directors to be presented for consideration to the Company's stockholders and reviews the remuneration of non-employee
Directors; the committee will consider nominees recommended by stockholders submitted in the manner provided for stockholders' proposals herein.

      During the fiscal year ended October 25, 1996, the Compensation Committee held three meetings, the Audit Committee held two meetings and the Board Affairs Committee held two meetings. During the fiscal year ended October 25, 1996, the Company's Board of Directors held a total of six meetings, and each incumbent Director then serving attended at least 75% of the aggregate number of meetings of the Board and its Committees, except Mr. Stevenson who attended 63% of such meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes monetary and non-monetary compensation awarded to, earned by or paid to the Company's five most highly compensated officers during the three fiscal years ended October 25, 1996:

                                                   Long Term
                                                 Compensation
                       Annual                          Awards
                     Compensati                        .
                         on

                                                      Number
                                                        of
Name and Principal          Year  Salary       Bonu   Shares
Position                                         s    Subject
                                                        to
                                                      Options
                                                      Granted
                                            <
                                            C
                                            >
Thomas R. Filesi            1996  $175,000      $175    10,000
                                                ,000
     President   and        1995  $175,000      $150    30,000
Chief      Executive                            ,000
Officer
                            1994  $172,307      $110   300,000
                                                ,000

William           J.        1996    $5,192  (   $25,    20,000
Collinsworth                                1    000
                                            )
    Vice  President,
Finance
       and     Chief
Financial Officer

Richard G. Dahlberg         1996   $91,400      $65,     8,000
                                                 000
    Vice  President,        1995   $91,400      $60,    20,000
Engineering                                      000
                            1994   $89,994      $40,    80,000
                                                 000

Thomas S. Garrett           1996  $115,000      $75,     8,000
                                                 000
    Vice  President,        1995  $115,000      $65,    20,000
Operations                                       000
                            1994  $113,231      $50,    70,000
                                                 000

Robert J. Kosobucki         1996   $89,811  (   $52,     8,000
                                            2    000
                                            )
    Vice  President,        1995   $36,538  (   $23,    30,000
World                                       3    000
                                            )
     Wide Sales  and
Marketing

(1)Represents compensation paid for October 1996
(2)Does not include $44,900 paid for moving expenses
(3)Represents compensation paid from July 1995 - October 27, 1995
Option Grants

     The following table contains information about stock options granted to the executive officers named in the preceding table during the fiscal year ended October 25, 1996:

                                                Potential
                      Percenta               Realizable Value
              Number    ge of   Exe         at Assumed Annual
                of      Total   rci  Expir        Rates
              Shares   Options   se  ation    of Stock Price
             Underlyi  Granted  Pri            Appreciation
                ng       to      ce          for Option Term
                      Employee
                        s in
Name         Options   Fiscal         Date     5% ($)     10%
             Granted    Year    $/S                       ($)
                                har
                                 e)

Thomas   R.    10,000      5.7%  $11  3/19/      $75,411  $190
Filesi                           .97   2006               ,323
William  J.    20,000     11.5%  $10  10/21     $129,150  $325
Collinswort                      .25  /2006               ,950
h
Richard  G.     8,000      4.6%  $11  3/19/      $60,329  $152
Dahlberg                         .97   2006               ,258
Thomas   S.     8,000      4.6%  $11  3/19/      $60,329  $152
Garrett                          .97   2006               ,258
Robert   J.     8,000      4.6%  $11  3/19/      $60,329  $152
Kosobucki                        .97   2006               ,258

Option Exercises And Fiscal Year End Option Values

      The following table reflects option exercises during the fiscal year ended October 25, 1996, the number of shares underlying both exercisable and unexercisable options as of the fiscal year end and the value of unexercised "in the money" options as of the fiscal year end:


                             Number of Shares      Value of
                          Underlying Unexercised  Unexercised
                                 Options            In the
                            at Fiscal Year End       Money
                                                    Options
                                                   at Fiscal
                                                   Year End
                                                      (2)
           Numbe
            r of   Value
Name       Share   Reali Exercisabl  Unexercisab  Exerc  Unexe
             s      zed       e           le      isabl  rcisa
           Qcqui    (1)                             e     ble
            red
             on
           Exerc
            ise

Thomas R.   100,0  $1,16      54,500      130,000 $444,  $1,44
Filesi         00  8,500                            590  6,250
William J.      0      0           0       20,000     0  $17,5
Collinswor                                                  00
th
Richard G.  36,22  $307,       6,666       47,333 $33,8  $345,
Dahlberg        3    806                             30    215
Thomas S.   46,66  $551,      19,666       44,667 $160,  $320,
Garrett         6    125                            830    496
Robert J.   3,333  $35,7       6,666       28,000 $33,8  $114,
Kosobucki             05                             30    408

(1)For purposes of calculating the value realized, the Company has used the average of the bid and asked prices as reported by a market maker on the date of exercise through April 22, 1996 and the closing price as reported by Nasdaq thereafter.

(2)For purposes of calculating the value of unexercised "in the money" options, the Company has used the closing price as reported by Nasdaq as of October 25, 1996.


Employment Agreements

      The Company has entered into employment agreements with the President and Vice Presidents of the Company. The agreements provide a term of three years and two years, respectively, with evergreen provisions extending the term an additional year at the end of each year of service unless either party gives notice of intent not to renew at least six months and three months, respectively, prior to the end of each year of service. These agreements also provide for lump sum payment of the lesser of the compensation payable during the balance of the term or the amount $1.00 less than a "parachute" payment under the Internal Revenue Code if certain terms of the executives' employment are altered and the executive elects to terminate after a change of control of the Company.

      All such agreements contain provisions assigning all discoveries by the employee to the Company and restricting use or disclosure of confidential information.

Compensation Committee Report on Executive Compensation

     The Compensation Committee reviews and recommends to the Board of Directors the compensation payable to the executive officers of the Company. The determination of base salary has been based in the past largely upon that level required to compete with other employers in the industry in which the Company is engaged. The Compensation Committee annually reviews compensation payable to the executives and the award of options and other nonmonetary benefits to those individuals.

      At present, the Compensation Committee has determined to hold the base salaries of the Company's more highly paid personnel at a relatively constant level from year to year. The intent of this policy is to have base salaries in the lower range of competitive industry companies, but to use "at risk" cash bonuses to augment total cash compensation when Optek performs well.

      As a result, the chief executive officer and other officers of the Company were awarded bonuses based upon their performance related to goals established prior to the beginning of the fiscal year. The Committee believes that providing key managerial personnel the means to achieve additional compensation through these programs stimulates the kind of productive efforts evidenced during the 1996 fiscal year.

      Further, to provide longer-term incentives, the Compensation Committee has awarded stock options which will provide a return to these executives as the Company becomes successful. During 1996, the Committee approved awards of ten year stock options to key managerial personnel in order to incentivize execution of the long-term plan and to align their interests with those of the stockholders.

                                 Michael E. Cahr
                                   Rodes Ennis
                                 Wayne Stevenson

Directors Compensation

      Non-employee Directors of the Company receive a yearly fee of $12,000 paid in quarterly installments, $1,000 for each Directors' meeting attended, $2,000 per year committee chairman fee to be paid in quarterly installments, and $750 for each committee meeting attended outside of the regularly scheduled board meetings and are reimbursed for travel expenses incurred in connection with each such meeting.

      Each non-employee Director of the Company is also awarded upon election at an annual meeting of stockholders options to acquire up to 3,500 shares of the Common Stock pursuant to the Company's Directors' Formula Award Plan. These awards contain the following rights:

       1.Stock Options - Options to acquire common stock which are not entitled to treatment as incentive stock options under the Internal Revenue Code. 2.Reload Options - Options to reacquire shares of common stock which are used to exercise stock options at the market price used in connection with such exercise.
       3.Alternative Appreciation Rights - Rights to acquire an equivalent number of shares equal in present market value to the difference between current market value and exercise price of the stock purchasable pursuant to any of the preceding options.

The exercise price of all options granted is 100% of the fair market value of the Company's Common Stock on the date of grant, determined on a formula based upon the price of the Common Stock for the twenty trading days preceding the date of the award. Each option awarded pursuant to the Directors' Plan vests and becomes fully exercisable if such individual continues to serve as a Director until the next annual meeting of stockholders. Options granted under the Plan expire ten years from the date of grant, and no option may be exercised by any person after the expiration of its term.


                          HISTORICAL STOCK PERFORMANCE

      The following graph compares the cumulative stockholder return on the Company's Common Stock with the cumulative return of (1) equity securities listed on the NASDAQ Market Index and (2) other companies reporting results who are classified in the same Standard Industrial Classification number as the Company.


                     Compare 5-Year Cumulative Total Return
                          Among Optek Technology, Inc.
                     Nasdaq Market Index and SIC Code Index

               199  199   199  199  199
                 2    3     4    5    6
Optek          107  53.   84.  415  630
Technology,    .69   85    62  .38  .77
Inc.
Nasdaq         96.  127   135  160  188
Market Index    87  .13   .16  .32  .27
SIC Code       122  189   227  424  456
Index          .01  .55   .42  .25  .96

         INFORMATION CONCERNING THE DIRECTORS' FORMULA COMPENSATION PLAN

     The Company's Directors' Formula Compensation Plan (the "Directors' Plan") will be submitted to the stockholders of the Company for their approval and ratification at the Annual Meeting of Stockholders to be held on March 19, 1997. The affirmative vote of stockholders holding a majority of the shares of Common Stock represented, in person or by proxy, at a meeting at which a quorum shall be present is required for such approval.

General

     The Board of Directors approved the Directors' Plan for submission to the stockholders on December 10, 1996. The Directors' Plan, as approved, provides for the reservation and issuance of up to 100,000 shares of the Company's Common Stock. The closing price for shares of the Company's Common Stock on January 20, 1997 as reported by the Nasdaq National Market System was $10.00 per share.

Eligibility

     Each individual elected or re-elected to serve as a Directory of the Company who is a Non-Employee Director (as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission) is eligible to participate under this Plan. Currently, four persons who would be eligible to participate under the Directors' Plan have been nominated to positions as Directors.

Plan Elections

     Under the Directors' Plan, each participant may by written election to the Company delivered by December 31 of a calendar year elect, in lieu of all or part of the annual retainer otherwise payable to him during the following calendar year:

     (a)to defer payment of such amounts until after he has ceased to be a Director, to be paid in ten annual installments bearing interest at the prime rate or upon his death;

     (b)to receive shares of the Company's Common Stock, the number of shares to equal the amount of the retainer for which an election is given divided by the greater of (i) the fair market value of the Company's Common Stock on the date of grant, determined on a formula basis upon the price of the Common Stock for the twenty trading days preceding the date of the award; or (ii) $5.00 per share;

     (c)to receive options to purchase the Company's Common Stock, as described below.

Stock Options

     A participant may elect to receive stock options rather than cash or shares of Common Stock. The Directors' Plan has been designed so that participants in effect pay the market value for optioned shares (or higher if the market price falls below a threshold price) on the date their retainer payment would otherwise be made. Half of that payment is made through the exchange of the participant's retainer payment for issuance of the option; the balance is represented by the exercise price. These calculations and other terms are made as follows:

     (a)Exercise Price. The exercise price of all options granted under the Plan is 50% of the greater of (i) the fair market value of the Company's Common Stock on the date of grant, determined on a formula basis upon the price of the Common Stock for the twenty trading days preceding the date of the award or (ii) $5.00 per share.

     (b)Number of Shares. The number of shares subject to the option shall be determined in a manner intended to approximate the value of the retainer payment as of the date of payment by dividing the amount of the retainer for which election is made by the difference between the market price on the date of grant and the exercise price.

     (c)Exercise of Options. Each option awarded pursuant to the Directors' Plan vests upon issuance. Each exercise of an option must be made by written notice to the Company. The exercise price may be paid in cash or in whole or in part in the Company's Common Stock at its fair market value determined on the formula basis previously described.

     (c)Termination of Options. Options granted under the Plan expire ten years from the date of grant, and no option may be exercised by any person after the expiration of its term.

Amendment of the Plan

     The Directors' Plan may be amended from time to time by the Board of Directors; provided, however, that the approval of the holders of a majority of the Common Stock present or represented and entitled to vote at a duly held meeting of the stockholders or by a consent of stockholders having the effect thereof shall be required if any such amendment would (i) materially increase the benefits accruing to participants under the Directors' Plan; (ii) materially increase the number of securities which may be issued under the Directors' Plan; or (iii) materially modify the requirements as to eligibility for participation under the Directors' Plan; provided, further, that the Directors' Plan shall not be amended more frequently than one every six months, except to comply with tax and benefits laws.

Term of Plan

     The Directors' Plan shall become effective on the date approved by the holders of a majority of shares at the 1997 Annual Meeting of Stockholders. No awards shall be made after the last day of Optek's 2006 fiscal year; provided, however, that the Plan and all awards made prior to such date shall remain in effect until such awards have been satisfied.

Tax Information

     Options awarded under the Directors' Plan are not intended to qualify for treatment as incentive stock options and will therefore not be entitled to the tax benefits afforded such qualified options.

     In general, unless an option has a readily ascertainable fair market value at grant, a recipient is not required to recognize or report any gain upon the initial issuance of the option. Since options for Optek Common Stock are not actively traded, the mere issuance of options under the Directors' Plan should not result in a taxable event.

     Typically, the initial taxable event will occur upon exercise of the option. Each recipient of an option under the Directors' Plan will be required to report as compensation the amount realized when the option is exercised, calculated as the difference between the market value of the common stock acquired on the date of exercise and the aggregate exercise price.

     Conversely, upon any exercise of options, the Company will be entitled to a tax deduction equal to the amount reportable by the individual, subject, however, to withholding requirements. Under the terms of the Directors' Plan, the Company has the right to require a participant to pay all applicable withholding taxes prior to delivery of any shares acquired upon exercise of an option or to withhold the number of shares sufficient to satisfy such requirements.

     However, because a participant by electing to receive an option thereby forgoes the payment of cash in the following calendar year, the Internal Revenue Service might seek to characterize the receipt of the option as compensation in lieu of cash. The Company believes such characterization is not likely since the Internal Revenue Service has previously recognized elections to defer cash compensation, if elected in advance of payment, and the Company would be entitled to a matching deduction if the receipt of the option was treated as fully taxable to the individual.
     After the exercise of a Stock Option, any stock acquired will be treated as a capital asset of the participant. Upon resale, the individual would be required to report the difference between the resale price and the market value of the Common Stock on the date of exercise as a capital gain (or loss) for income tax purposes.

     Upon the death of an optionee who has not exercised his or her option, the value of such option (determined under applicable Treasury regulations) will be includable in the optionee's estate for federal estate tax purposes. Upon the exercise of such option, the holder's basis in the option shares will include the value of the option included in the estate plus the price paid for the option shares.

Prior Awards

     No awards have been made under the Directors' Plan to date. Information concerning previous issuances of options and warrants is set forth herein under "Executive Compensation - Directors Compensation."

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected KPMG Peat Marwick LLP as the Company's auditors for fiscal 1997. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting of Stockholders to be held on March 19, 1997 to make any statement if they desire to do so and to respond to any appropriate questions of the stockholders.

                             STOCKHOLDERS' PROPOSALS

      The day by which proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting is September 22, 1997.

      It is important that proxies be returned promptly. Stockholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the 1997 Annual Meeting, you may revoke your proxy and vote in person if you so desire; otherwise your proxy will be voted for you.

                       BY ORDER OF THE BOARD OF DIRECTORS
                           Thomas R. Filesi, President

Carrollton, Texas
January 20, 1997

NOTICE: Upon written request from a stockholder of record at January 20, 1997 (or from any beneficial owner representing that he/she is or was entitled to vote at the meeting), the Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended October 25, 1996, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto and a list of exhibits not contained therein. The Company will furnish copies of the full text of any of the exhibits described in the list of exhibits accompanying the Annual Report on Form 10-K, if requested, upon payment in advance of the prescribed fee limited to the Company's reasonable expenses incurred in providing copies of the exhibits. Requests should be directed to:

                  William J. Collinsworth
                  Vice President - Finance
                  Optek Technology, Inc.
                  1215 West Crosby Road
                  Carrollton, Texas  75006